EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

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                                            FOR THE THREE          FOR THE SIX
                                             MONTHS ENDED          MONTHS ENDED
                                               JUNE 30,              JUNE 30,
                                           -----------------    -----------------
                                            1996      1997       1996      1997
                                           -------   -------    -------   -------
Per Share Data:

        Net income                         $ 3,669   $(2,421)   $ 7,208   $ 1,323
                                           =======   =======    =======   =======
        Net income per common and common
        equivalent shares, primary         $  0.39   $ (0.29)   $  0.76   $  0.15
                                           =======   =======    =======   =======
        Net income per common and common
        equivalent shares, fully diluted   $  0.38   $ (0.29)   $  0.76   $  0.15
                                           =======   =======    =======   =======

WEIGHTED AVERAGE NUMBER OF
COMMON AND COMMON
EQUIVALENT SHARES:

Primary:
        Weighted average number of
        common shares outstanding            8,924     8,334      8,919     8,354
        Common equivalent shares:
            Options                            574                  544       311
                                           -------   -------    -------   -------
                                             9,498     8,334      9,463     8,665
                                           =======   =======    =======   =======
Fully diluted:
        Weighted average number of
        common shares outstanding            8,924     8,334      8,919     8,354
        Common equivalent shares:
            Options                            627                  571       326
                                           -------   -------    -------   -------

                                             9,551     8,334      9,490     8,680
                                           =======   =======    =======   =======

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